Exhibit 99.(d)(1)

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK TIME ON THE EXPIRATION DATE OF SEPTEMBER 14, 2010.

MORGAN STANLEY CHINA A SHARE FUND, INC.
SUBSCRIPTION FOR OR SALE OF RIGHTS FOR COMMON STOCK

Dear Stockholder:

IN ORDER TO EXERCISE OR SELL YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for or to sell the number of shares of Common Stock, $.01 par value per share, of Morgan Stanley China A Share Fund, Inc. (the “Fund”), shown above pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto.  The Rights represented hereby include the Over-Subscription Privilege for Record Date Stockholders, as described in the Prospectus.  Under the Over-Subscription Privilege, any number of additional shares may be purchased by a Record Date Stockholder if such shares are available and the holder’s Primary Subscription Rights have been fully exercised to the extent possible.

Registered owners of the Fund’s shares of Common Stock will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts.  Confirmation statements for primary share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared.  Confirmation statements for over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

THE SUBSCRIPTION RIGHTS FOR COMMON STOCK ARE TRANSFERABLE

Payment must be in United States dollars.  Only money orders or checks drawn on a bank located in the continental United States and made payable to Morgan Stanley China A Share Fund, Inc. will be accepted.  Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK TIME ON THE EXPIRATION DATE OF SEPTEMBER 14, 2010.

MORGAN STANLEY CHINA A SHARE FUND, INC.
SUBSCRIPTION FOR OR SALE OF RIGHTS FOR COMMON STOCK
(Complete appropriate section on reverse side of this form)

The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for shares of Common Stock, $.01 par value per share, of Morgan Stanley China A Share Fund, Inc. (the “Fund”), in the ratio of one share of Common Stock for each three Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto.  The Rights represented hereby include the Over-Subscription Privilege for Record Date Stockholders only, as described in the Prospectus.  Under the Over-Subscription Privilege, any number of additional shares may be purchased by a Record Date Stockholder if such shares are available and the owner’s Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied.  Registered owners of the Fund’s shares of Common Stock will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts.  Confirmation statements for primary share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared.  Confirmation statements for over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.  Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription Right, three Rights and the Subscription Price are required for each share of Common Stock.  To subscribe for additional shares of Common Stock pursuant to the Over-Subscription Privilege, the Subscription Price is required for each share of Common Stock, subject to the terms of the Over-Subscription Privilege as described in the Prospectus.  Payment of $____ per share of Common Stock must accompany the Subscription Certificate.  See reverse side of forms.

CUSIP

Certificate Number

Number of Rights Issued

Maximum Number of Eligible Shares under Subscription

To subscribe for your primary shares please complete line "A" on the card below.

Example:

103 shares = 103 rights (103 rights will be AUTOMATICALLY rounded down to 102 rights, the nearest number of rights divisible by three)

102 rights divided by 3 = 34 primary shares

The maximum number of primary subscription shares would be 34.

A.         34          x   $_____    =    $______
(No. of shares)

To subscribe for any over-subscription shares, please complete line “B” below.

Please Note:  Only Record Date Stockholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this Subscription Certificate.  Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of shares of Common Stock that the Exercising Rights Holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered.  If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Stockholder has indicted an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

For further information please contact the Fund’s Information Agent: Georgeson Inc., 199 Water Street, 26th Floor, New York, New York 10038 or toll-free at (866) 628-6023.

Expiration Date September 14, 2010 (unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION

To: Morgan Stanley China A Share Fund, Inc. Attention: Corporate Actions Voluntary Offer
By Mail: Computershare c/o Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare c/o Corporate Actions 250 Royall Street Suite V Canton, MA 02021
A. Primary Subscription ___________ x $_____ = $_________ (5 Rights = 1 share) (No. of Shares) (Purchase Price)
B. Over-Subscription Privilege ___________ x $_____ = $_________(1) (No. of Shares) (Purchase Price)
C. Amount of Check Enclosed = $_________ (or amount in notice of guaranteed delivery)
D. Sell any Remaining Rights ☐
E. Sell all of my Rights ☐

(1)  The Over-Subscription Privilege can be exercised only by a Record Date Shareholder, as described in the Prospectus and only if the Rights initially issued to him are exercised to the fullest extent possible.

SECTION 1.  TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL: If I have checked either the box on line D or on line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus

_______________________________________________________________________________

_______________________________________________________________________________
Signature(s) of Subscriber(s) or Seller(s)

_______________________________________________________________________________
Address for delivery of Shares if other than shown on front

If permanent change of address, check here  ☐

Please give your telephone number: (     ) ______________________________

Please give your e-mail address: ____________________________________

SECTION 2. TO TRANSFER RIGHTS (except pursuant to D or E above): For value received, ________ of the Rights represented by the Subscription Certificate are assigned to:

_____________________________________________________________
(Print Full Name of Assignee)
_____________________________________________________________
(Print Full Address)

_____________________________________________________________
Signature(s) of Assignee(s)

IMPORTANT: The Signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

Your signature must be guaranteed by:
a) a commercial bank or trust company or
b) a member firm of a domestic stock exchange or
c) a savings bank or credit union.

Signature ________________________________________________

                                     (Name of Bank or Firm)

Guaranteed By: ______________________________________________

                                     (Signature of Officer and Title)